ROSS MILLER Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520 (775) 684-5708

Website:  www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of corporation:

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

Cereplast, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

2,000,000,000 common stock, par value_________, ___________ Preferred, par value _______

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

2,000,000,000 common stock, par value_________, ___________ Preferred, par value _______

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

For each fifty (50) shares of common stock before the change shall be reclassified into one (1) share of common stock after the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Shares of fractional common stock remaining after the reclassification identified in number 5 above will be rounded up to one (1) whole share.

7. Effective date and time of filing: (optional)	Date:	2/21/2014	Time:
(must not be later than 90 days after the certificate is filed)

X /s/ Frederic Scheer	Chief Executive Officer
Signature of Officer	Title

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This  form  must  be accompanied by appropriate fees.

Nevada Secretary of State Stock Split

Endnotes

Revised:  8-31-11